UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2010

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(978) 287-5100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

 On July 20, 2010, Technical Communications Corporation (the “Company”) was notified that effective July 20, 2010, McGladrey & Pullen, LLP (“McGladrey”) had acquired certain assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), the Company’s independent registered public accounting firm (“Caturano”), and substantially all of the officers and employees of Caturano joined McGladrey.  As a result, Caturano notified the Company that it was resigning as the independent registered public accounting firm for the Company effective September 30, 2010.  On September 30, 2010, the Audit Committee of the Board of Directors of the Company appointed McGladrey as the Company’s independent registered public accounting firm.

The audit reports of Caturano on the consolidated financial statements of the Company and its subsidiaries for the years ended September 26, 2009 and September 27, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified to the uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended September 26, 2009 and September 27, 2008 and through September 30, 2010, there were: (1) no disagreements between the Company and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, although it should be noted that in connection with management’s assessment of the effectiveness of the Company’s internal control over financial reporting for the fiscal years ended September 26, 2009 and September 27, 2008, Caturano concurred with management’s identification of a control deficiency, in that management determined that the Company lacked sufficient staff to segregate accounting duties, and management’s conclusion that such control deficiency constituted a material weakness. The Audit Committee of the Board of Directors of the Company discussed the subject matter of the reported material weakness with Caturano and the Company has authorized Caturano to fully respond to inquiries of the successor accountants concerning the subject matter of such reported material weakness.

During the Company’s two most recent fiscal years ended September 26, 2009 and September 27, 2008 and through September 30, 2010, the Company did not consult with McGladrey on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey did not provide either a written report or oral advice to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

 The Company has provided Caturano a copy of the disclosures in this Form 8-K and has requested that Caturano furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(a).  A copy of the letter dated September 30, 2010 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.

b.	Pro forma financial information. Not applicable.

c.	Shell company transactions. Not applicable

d.
Exhibits. The following exhibit is furnished pursuant to Item 4.01 hereof, and the information contained in this report and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

Exhibit No.                                                      Title

16.1        Letter from Caturano and Company, Inc. to SEC dated September 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: September 30, 2010	By: /s/ Carl H. Guild, Jr.
Carl H. Guild, Jr. President and Chief Executive Officer